Exhibit 99.1

Notification of Transactions by Persons Discharging Managerial Responsibilities and Persons Closely Associated with them

[This form is required for disclosure of transactions under Article 19 of Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation)]

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Richard Fearon
2	Reason for the notification
a)	Position/status	Director, CRH plc
b)	Initial Notification Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	CRH plc
b)	LEI	549300MIDJNNTH068E74
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of €0.32 each [ISIN: IE0001827041]
b)	Nature of the transaction	Purchase of Shares
c)	Price(s) and volume(s)	Price(s) - US$94.22; Volume(s) - 10,000
d)	Aggregated information — Aggregated volume — Price	n/a
e)	Date of the transaction	24 December 2024
f)	Place of the transaction	New York
g)	Additional Information	n/a